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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
TALX Corporation:

     We consent to incorporation by reference in the registration statement on Form S-8 of TALX Corporation of our report dated May 14, 1999, relating to the consolidated balance sheets of TALX Corporation and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1999.

                                    KPMG LLP



St. Louis, Missouri
July 20, 1999